UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2014

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4174 Old Stockyard Road, Suite F
Marshall, Virginia 20115

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 On February 26, 2014, C. Thomas McMillen submitted notice of his resignation from Timios National Corporation (the “Company”) and its subsidiaries in all capacities, including, without limitation, as the Chairman, President and Chief Executive Officer of the Company.  Mr. McMillen’s resignation is effective as of March 6, 2014.  Mr. McMillen’s notice of resignation stated that he resigned “with good reason” because of uncured breaches of his employment agreement with the Company, dated as of November 15, 2013.  YA Global Investments, L.P., the Company’s majority stockholder (“YA”), is disputing the validity of this employment agreement.  Mr. McMillen also noted “many disagreements with Director Stoffer and the Company’s majority stockholder concerning corporate governance practices and the future direction of the Company” that he had “previously communicated” to the Company.  A copy of the notice of resignation is included as part of Exhibit 99.1 attached hereto.  Pursuant to Item 5.02(a)(ii) of Current Report on Form 8-K, the Company has provided to Mr. McMillen a copy of this disclosure by no later than the filing date of this Current Report on Form 8-K.

(b)                                 On February 26, 2014, Michael T. Brigante submitted notice of his resignation from the Company and its subsidiaries in all capacities, including, without limitation, as Executive Vice President of Finance and Chief Financial Officer of the Company.  Mr. Brigante’s resignation is effective as of March 6, 2014.  Mr. Brigante’s notice of resignation stated that he resigned “with good reason” because of uncured breaches of his employment agreement with the Company, dated as of November 15, 2013.  YA is also disputing the validity of this employment agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit Number	Description

99.1	Notice of Resignation from C. Thomas McMillen dated February 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Trevor Stoffer
	Name:	Trevor Stoffer
	Title:	Chief Operating Officer

Date: March 4, 2014